Exhibit 99.1

LKQ Corporation Announces Inaugural Quarterly Dividend

Chicago, IL (October 28, 2021) -- LKQ Corporation (Nasdaq: LKQ) today announced that its Board of Directors has declared the Company's first ever quarterly cash dividend of $0.25 per share of common stock, payable on December 2, 2021, to stockholders of record at the close of business on November 11, 2021.
“This dividend declaration and our existing stock repurchase program are key components of our strategic plan to drive total long-term value for our stockholders. Our solid balance sheet and robust free cash-flow generation, coupled with our leading market positions and the consistent implementation of our operating excellence initiatives across each of our segments, will support the execution of that plan,” noted Dominick Zarcone, President and Chief Executive Officer.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include, among others, changes in our cash position or cash requirements for other purposes, fluctuations in the price of our common stock, general market conditions, and stockholder response to the payment of a cash dividend; and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com